                                SECOND AMENDMENT
                                       TO
                           LOAN AND SECURITY AGREEMENT

     THIS SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT (the "Amendment"), dated this 3rd day of May, 1996, is made by and between

     DAN RIVER INC., a Georgia corporation (the "Borrower");

     DAN RIVER FACTORY STORES, INC., a Georgia corporation (the "Guarantor");
and

     FLEET CAPITAL CORPORATION (f/k/a Shawmut Capital Corporation and successor by assignment from Barclays Business Credit, Inc.), a Connecticut corporation (the "Lender")

     to the Loan and Security Agreement, dated December 15, 1993, as previously amended by First Amendment thereto, dated June 1, 1995 (as heretofore or hereafter amended, modified, restated or supplemented from time to time, the "Loan Agreement"). All capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Loan Agreement.

                                    RECITALS

     A. Pursuant to the Loan Agreement, Lender has made available to Borrower a revolving credit facility in the amount of $60,000,000.

     B. Lender has agreed to make a non-recourse loan (the "Project Loan") to the Industrial Development Authority of Danville, Virginia, a political subdivision of the Commonwealth of Virginia (the "Authority") in an amount up to $9,000,000 to finance the actual hard and soft costs of constructing and equipping a plant consisting of approximately 260,000 square feet of interior floor space on certain land owned by the Authority in the City of Danville, Virginia, and consisting of approximately 15.731 acres, to be leased by the Authority to Borrower pursuant to the terms of a lease agreement among the Authority, as lessor, the City of Danville, Virginia, and Borrower, as lessee, for use by Borrower as a finished goods distribution center and other uses related thereto as are reasonably deemed necessary and appropriate in connection with Borrower's business.

     C. Borrower will materially and directly benefit from the Project Loan and the use of the proceeds thereof by the Authority as herein described, and, in order to provide an inducement to Lender for the making of the Project Loan, Borrower has executed and delivered to Lender (i) a Guaranty and Security Agreement by which Borrower has unconditionally guaranteed the repayment of the Project Loan and the completion of the project to be constructed, equipped and leased by the Authority to Borrower, and has granted Lender a Lien in the Collateral as security therefor, and (ii) a Put Agreement by which Borrower has agreed to purchase the Project Loan from the Lender under the terms and conditions described therein.

     D. As an additional condition precedent to the making of the Project Loan, Borrower and Lender have agreed to amend the Loan Agreement as set forth herein.

                             STATEMENT OF AGREEMENT

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, Borrower and Lender hereby agree as follows:

                                    ARTICLE I

                          AMENDMENTS TO LOAN AGREEMENT

     The Loan Agreement is hereby amended as follows:

     1.1. Definitions.   Section 1.1, Defined Terms, is amended by making the
following changes:

          (a) The definition of "Obligations" is amended in its entirety to read as follows:

          "Obligations - Collectively, (a) the Revolving Credit Loans and all other sums loaned or advanced by Lender to or on behalf of Borrower pursuant to this Agreement or the other Loan Documents, (b) all liabilities, indebtedness and obligations now or any time hereafter owing by Borrower or any Guarantor to Lender under this Agreement or any of the other Loan Documents, (c) Letter of Credit Obligations and all other obligations incurred by Lender, whether direct or indirect, contingent or otherwise, due or not due, in connection with the issuance of a Letter of Credit Guaranty or any other agreement, instrument or document with respect to a Letter of Credit; and (d) all other liabilities, indebtedness and obligations of any and every kind now or hereafter owing or to become due from Borrower or any Guarantor in respect of the Revolving Credit Loans. The term includes, without limitation, all principal, interest, charges, expenses, fees, attorneys' fees and any other sums chargeable to, or to be paid by, Borrower or any Guarantor under any of the Loan Documents, but shall not include any of the Project Loan Obligations."

          (b)  The following definitions are added:

          "Authority - The Industrial Development Authority of Danville, Virginia, a political subdivision of the Commonwealth of Virginia.

          Project - The construction of a plant consisting of approximately 260,000 square feet on certain land owned by the Authority in the City of Danville, Virginia, and consisting of approximately 15.731 acres, to be leased by the Authority to Borrower pursuant to the terms of the Project Lease.

          Project Lease - The Lease Agreement among the Authority, as lessor, the City of Danville, Virginia, and Borrower, as lessee, dated on or about the date of the Second Amendment to this Agreement, as amended, modified, supplemented or restated from time to time.

          Project Loan - The non-recourse loan from Lender to the Authority in an amount up to $9,000,000 to finance the actual hard and soft costs of constructing the Project.

          Project Loan Documents - The Project Loan Guaranty, the Put Agreement, the Project Lease, and all other agreements, notes, deeds of trust, assignments, instruments and other documents executed by the Authority or Borrower to evidence or secure the Project Loan.

          Project Loan Guaranty - The Guaranty and Security Agreement, dated on or about the date of the Second Amendment to this Agreement, executed by Borrower and Lender, by which Borrower unconditionally guarantees the repayment of the Project Loan and the completion of the Project, and grants Lender a Lien in the Collateral as security therefor, as amended, modified, supplemented or restated from time to time.

          Project Obligations - Collectively, (a) the Project Loan and all other sums loaned or advanced by Lender to or on behalf of the Authority or Borrower pursuant to the terms of any of the Project Documents, (b) all liabilities, indebtedness or obligations now or at any time hereafter owing by the Authority or Borrower under any of the Project Loan Documents, and (c) all other liabilities, indebtedness and obligations of any and every kind now or hereafter owing or to become due from the Authority or Borrower to Lender in respect of the Project Loan. The term includes, without limitation, all principal, interest, charges, expenses, fees, attorneys' fees and any other sums chargeable to, or to be paid by, the Authority or Borrower under any of the Project Loan Documents, including, without limitation, all legal fees and expenses incurred by Lender in connection with the exercise of its rights under the Put Agreement and the closing of the sale of the Project Loan to Borrower pursuant to the terms thereof.

          Put Agreement - The Put Agreement, dated on or about the date of the Second Amendment to this Agreement, between Borrower and Lender, pursuant to which Borrower agrees to purchase the Project Loan from Lender under the terms and conditions described therein, as amended, modified, supplemented or restated from time to time."

     1.2. Negative Covenants. Section 9.2 (E), Limitation on Liens, is amended by deleting the word "and" immediately preceding clause (ix), deleting the period at the end of clause (ix) and adding the following at the end of clause
(ix):

          "and (x) Liens of Lender in the Collateral as security for the Project Loan Obligations provided such Liens are junior and subordinate to the Liens of Lender in the Collateral as security for the Obligations."

     1.3. Events of Default. Section 12.1, Events of Default, is amended by adding a new subsection (I) as follows:

          "(I) Project Loan Documents. A default or event of default shall occur under any of the Project Loan Documents and the maturity of the Project Loan Obligations is accelerated in consequence thereof."

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

             Borrower hereby represents and warrants to Lender that:

     2.1. Compliance With the Loan Agreement. As of the execution of this Amendment, Borrower and Guarantor are in compliance with all of the terms and provisions set forth in the Loan Documents to be observed or performed, except where the failure of Borrower and Guarantor to comply has been waived in writing by Lender.

     2.2. Representations in Loan Agreement. The representations and warranties of the Borrower set forth in the Loan Agreement are true and correct in all material respects except to the extent that such representations and warrants relate solely to or are specifically expressed as of a particular date or period which is past or expired as of the date hereof.

     2.3. No Event of Default.   No Default or Event of Default exists.

                                   ARTICLE III

                  MODIFICATION OF LOAN DOCUMENTS AND CONDITIONS

     3.1. Loan Documents. Any individual or collective reference to the Loan Agreement in any of the Loan Documents shall mean, unless otherwise specifically provided, the Loan Agreement as amended hereby and as further amended, restated, supplemented or modified from time to time hereafter.

     3.2. Conditions. The effectiveness of this Amendment is conditioned upon the execution and delivery by each Participating Lender of a consent to Lender's execution, delivery and performance hereof.

     3.3. Consent by Guarantor. Guarantor hereby consents to, and agrees to be bound by, each of the amendments to the Loan Agreement and the other Loan Documents set forth herein.

                                   ARTICLE IV

                                     GENERAL

     4.1. Full Force and Effect. As expressly amended hereby, the Loan Agreement shall continue in full force and effect in accordance with the provisions thereof. As used in the Loan Agreement "hereinafter", "hereto", "hereof", or words of similar import, shall, unless the context otherwise requires, mean the Loan Agreement as amended by this Amendment.

     4.2. Applicable Law. This Amendment shall be construed, interpreted and enforced in accordance with the laws of the State of North Carolina.

     4.3. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one and the same instrument.

     4.4. Further Assurances. Borrower and Guarantor shall execute and deliver to Lender such documents, certificates and opinions as Lender may reasonably request to effect the amendments contemplated by this Amendment.

     4.5. Headings. The headings of this Amendment are for the purpose of reference only and shall not effect the construction of this Amendment.

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

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers to be effective as of the date first above written.

                                   DAN RIVER INC.


                                   By:  Scott D. Batson
                                   Title: Vice President-Finance


                                   DAN RIVER FACTORY STORES, INC.


                                   By:  Scott D. Batson
                                   Title:  Treasurer


                                   FLEET CAPITAL CORPORATION


                                   By:  W. Reed Paden
                                   Title:  Vice President